UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

SciClone Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

June 4, 2014

Dear SciClone Stockholder:

The SciClone Pharmaceuticals, Inc. annual meeting of stockholders is scheduled for June 12, 2014. You should have previously received the proxy materials relating to this upcoming meeting.

We would like to bring your attention to some important information regarding the significant and thorough remediation steps that have been undertaken by the Company to correct the material weaknesses in the Company’s internal controls.

In 2013, management determined that, of the four dimensions to the material weakness originally reported in 2012, three of the dimensions had been satisfactorily remediated on the basis of significant improvement efforts in related policies, controls, and behavior, but a single dimension of the material weakness remained, necessitating renewed reporting thereof at December 31, 2013. This final dimension had been addressed in late 2013 but not fully resolved due to timing.

As of March 31, 20l4, we have implemented procedures designed to address the material weakness disclosed in our Annual Report on Form 10-K for the year ended December 31, 2013 related to the design and operating effectiveness of certain corporate monitoring controls. Management has implemented corporate monitoring controls and other controls to provide increased oversight over our China operations. As the Company continues to evaluate and work to improve its internal control over financial reporting, management may determine to take additional measures to address this material weakness or to modify the remediation steps described above. We will not be able to assess whether the steps we are taking will fully remediate the material weakness in our internal control over financial reporting until we have completed our implementation efforts and sufficient time passes in order to evaluate their effectiveness.

As you can see, our Board and management have taken significant and meaningful remediation steps to address the previously disclosed material weaknesses in the Company’s internal controls. In light of the foregoing we urge you to support all Directors who stand for election at the 2014 annual meeting.

Thank you for your continued support of SciClone Pharmaceuticals, Inc.

Sincerely,

/s/ Wilson W. Cheung

Wilson W. Cheung
Chief Financial Officer
Senior Vice President, Finance

SciClone Pharmaceuticals, Inc.

950 Tower Lane, Suite 900 — Foster City, CA 94404-2125 — Tel: (650) 358-3456 — Fax: (650) 358-3469